UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
Current Report Pursuant to Section 13 or 15(d)
Of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 8, 2006
WINLAND ELECTRONICS, INC.
(Exact name of registrant as specified in its charter)
Minnesota
(State or Other Jurisdiction of Incorporation)

1-15637	41-0992135
(Commission File Number)	(IRS Employer
Identification No.)
1950 Excel Drive
Mankato, Minnesota 56001
(Address of Principal Executive Offices) (Zip Code)
(507) 625-7231
(Registrant’s telephone number, including area code)
Not Applicable
(Former Name or Former Address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
Item 9.01 Financial Statements and Exhibits
SIGNATURE
Press Release

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     On May 8, 2006, Winland Electronics, Inc. terminated, without cause, the employment of Jennifer Thompson as our Chief Financial Officer, effective immediately.
     Effective as of May 8, 2006, Brian D. Lawrence, 35, was appointed as our Acting Chief Financial Officer. Mr. Lawrence joined Winland Electronics in August 2004 as our Senior Cost Accountant and has served as our Controller since April 2005. From May 2002 to August 2004, Mr. Lawrence served as Oracle Systems Implementation Manager for Midwest Electric Products, a division of General Electric Co. From June 2000 to May 2002, Mr. Lawrence served as Finance Manager of James Tower, a Mankato, Minnesota based technology and communication solutions provider. Mr. Lawrence held various accounting positions, including field financial representative, plant accountant and finance specialist, from June 1993 to June 2000. There are no family relationships between Mr. Lawrence and Winland Electronics. There were no transactions during the last two years and no proposed transactions to which Winland Electronics was or is to be a party, in which Mr. Lawrence had or is to have a direct or indirect material interest.
     The full text of the press release regarding the termination of Ms. Thompson and the appointment of Mr. Lawrence is set forth in Exhibit 99.1 attached hereto and is incorporated in this Report as if fully set forth herein.
Item 9.01	Financial Statements and Exhibits.
(a)	Financial statements: None.

(b)	Pro forma financial information: None.

(c)	Shell company transactions: None.

(d)	Exhibits:
99.1	Press release dated May 8, 2006

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SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: May 8, 2006

WINLAND ELECTRONICS, INC.

By /s/ Lorin E. Krueger

Lorin E. Krueger
President and Chief Executive Officer

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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
EXHIBIT INDEX TO FORM 8-K

Date of Report:	Commission File No.:
May 8, 2006	1-15637

WINLAND ELECTRONICS, INC.

EXHIBIT NO.	ITEM

99.1	Press release dated May 8, 2006

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